SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2013

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Mat-Rx Development, L.L.C., (“USMD Hospital Division”) a wholly owned subsidiary of USMD Holdings, Inc. (“Holdings”) provides management and operational services to USMD Hospital at Arlington, L.P. (“USMD Arlington”), a general acute care hospital located in Arlington, Texas. At June 30, 2013, USMD Hospital Division owned approximately 28.44% of USMD Arlington and Holdings accounted for the operations of USMD Arlington under the equity method of accounting.

On September 13, 2013, Holdings executed and delivered a Securities Exchange Agreement to certain limited partners of USMD Arlington to acquire their limited partnership interests in USMD Arlington (collectively constituting approximately 17.96% of the total ownership of USMD Arlington) in exchange for the issuance by Holdings of its 5% convertible subordinated notes due 2019 in the aggregate principal amount of $24,341,764 (the “Notes”). The exchanging limited partners are physicians or entities owned by physicians who have medical staff privileges at USMD Hospital at Arlington.

The transactions contemplated by the Securities Exchange Agreement were consummated on September 13, 2013. Upon receipt, Holdings contributed all of the acquired limited partnership interests to USMD Hospital Division. After consummation of these transactions, USMD Hospital Division’s ownership of USMD Arlington increased to approximately 46.40%.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes will mature on March 1, 2019. The Notes bear interest at a rate of 5.00% per annum. Payments will be due and payable monthly on the last day of each month commencing on September 30, 2013. Holdings may prepay the Notes, in whole or in part, at any time after September 1, 2014. In order to prepay the Notes, Holdings must deliver 60 days’ prior written notice of its intent to prepay the Notes to the holders of the Notes. Each noteholder will have the right at any time after September 1, 2014, prior to the payment in full of the Note, to convert all or any part of the unpaid principal balance of the Note into shares of common stock of Holdings at the rate of one share of common stock for each $23.37 of principal. The conversion rate will be appropriately adjusted for stock splits, mergers or other fundamental corporate transactions. The indebtedness represented by the Notes is expressly subordinate to and junior and subject in right of payment to the prior payment in full in cash of all senior indebtedness of Holdings currently outstanding or incurred in the future, which includes without limitation its indebtedness to banks.

Item 3.02 Unregistered Sales of Equity Securities.

Because the Notes are convertible at any time after September 1, 2014 into shares of Holdings’ common stock, the issuance of the Notes may be deemed to constitute a sale of equity securities of Holdings. The issuance and sale of the Notes is exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D promulgated under the Securities Act as transactions by an issuer not involving any public offering. The recipients of the Notes, each of whom is an accredited investor, represented their intentions to acquire the Notes for investment only and not with a view to or for sale in connection with any distribution thereof. Each of the recipients of the Notes was furnished adequate information about Holdings to information regarding Holdings, its subsidiaries and the Notes.

Item 7.01. Regulation FD Disclosure.

On September 16, 2013, Holdings issued a press release regarding its entry into the Stock Purchase Agreement and issuance of the Notes, which is furnished as Exhibit 99.1 to this report.

Item 9.01 Exhibits

(d) Exhibits

4.1	Form of 5% convertible subordinated notes due 2019

10.1	Securities Exchange Agreement, by and among USMD Holdings, Inc. and certain Class P Limited Partners of USMD Hospital at Arlington, L.P.

99.1	Press Release issued by USMD Holdings, Inc. dated September 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: September 16, 2013	By:	/s/ Greg Cardenas
Greg Cardenas
Executive Vice President, Secretary and General Counsel